UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-  2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

Effective February 20, 2018, Jeff Lemaster has become General Manager of the Peripheral Intervention segment of Corindus Vascular Robotics, Inc. (the “Company”), a newly created position. With this new role, he will no longer serve as Chief Commercial Officer of the Company.

Item 8.01.	Other Events.

On February 20, 2018, the Company issued a press release entitled “Corindus Receives FDA Clearance for CorPath® GRX System in Peripheral Vascular Interventions” announcing it received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for use of its CorPath GRX System in peripheral vascular interventions. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release of Corindus Vascular Robotics, Inc. dated February 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 21, 2018	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer